                                                                   Exhibit 10.18

                             CONSULTING & COUNSELING
                                    AGREEMENT

         THIS AGREEMENT, made and entered into this 19th day of December, 2002 but effective as of October 1, 2002 by and between MYLAN LABORATORIES INC., a Pennsylvania Corporation having an address at 1030 Century Building, 130 Seventh Street, Pittsburgh, PA 15222 ("Company"), and COURY INVESTMENT ADVISORS, INC. a Pennsylvania corporation, having an address at USX Tower, 30th Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219 ("Consultant").

1. Scope of Engagement. The Company hereby engages Consultant, and the Consultant hereby accepts such engagement, to perform such specialized services as the Company may from time to time reasonably request. By way of illustration, and not limitation, this engagement may include:

     a. Assisting Company's management with its selection, implementation and review of cash management portfolio and investment advisors;

     b. Assisting Company's management in its review of service providers, including trustees, investment managers and custodians, of the Company's Section 401(k) Profit Sharing Plan ("401(k)Plan");

     c. Assisting Company's management in the selection, implementation and review of service providers, including brokers, custodians and record keepers, of the Company's Employee Stock Purchase Plan ("ESP Plan") and the Company's Stock Option Plans ("Stock Option Plans") and successors Plans; and

     d. Assisting Company's management with its establishment of investment goals, standards and benchmarks relative to the Company's cash management, 401(k) Plan and ESP Plan.

With respect to the above services, the Company acknowledges that the Consultant shall not serve as a "fiduciary" as that term is defined under ERISA.

The Company understands and acknowledges that as a result of the activities of the Consultant and Company's management a decision may be reached to authorize the active discretionary management of all or a portion of the Company's cash or investment assets by and/or among certain independent investment managers and/or investment management programs, trustees, brokers, custodians and record keepers ("Independent Managers"). The Company shall be solely responsible for engaging such Independent Managers. The terms and conditions under which the Company shall engage the Independent Managers, including the compensation to be paid by the Company to the Independent Managers, shall be set forth in a separate written agreement between the Company and the designated Independent Managers.

Upon the Company's engagement of any Independent Manager, the Company acknowledges that the designated Independent Manager, and not the Consultant, shall maintain exclusive responsibility for the management and supervision of Company investment portfolios.

Consultant's recommendations are based upon its professional judgment. Consultant cannot guarantee the results of any of its recommendations. Consultant shall not be responsible for acts or failure to act that occurred prior to the effective date of this Agreement; nor shall the Consultant be responsible for any acts or failure to act by the Company's officers and employees.

The Company is free to obtain services from any professional source of its choosing to implement the recommendations of Consultant. The Company will retain absolute discretion over all implementation decisions.

The Company maintains sole responsibility to notify the Consultant if there is a change in its objectives or procedures (or any other material issues) for the purpose of Consultant reviewing/evaluating/revising its previous recommendations and/or services to the Company.

As specifically set forth in the Consultant's written disclosure statement (see paragraph 13 below), the Consultant's services pursuant to this Agreement do not include, investment implementation, supervisory or management services, nor the ongoing review or monitoring of investment portfolios.

Company authorizes Consultant to respond to inquiries from, and communicate and share information with, Company's attorneys, accountants and other professionals to the extent necessary in furtherance of Consultant's services under this Agreement.

The Company agrees to provide information and/or documentation requested by Consultant in furtherance of this Agreement as pertains to the Company's investment objectives, needs and goals, and to keep Consultant informed of any changes regarding same. The Company acknowledges that Consultant cannot adequately perform its services for the Company unless the Company diligently performs its responsibilities under this Agreement. Consultant shall not be required to verify any information obtained from the Company, the Company's attorneys, accountants or other professionals, and is expressly authorized to rely thereon. The Company is free at all times to accept or reject any recommendation from Consultant, and the Company acknowledges that is has the sole authority with regard to the implementation, acceptance, or rejection of any recommendation or advice from Consultant.

2. Term and Termination. The term of this Agreement shall commence October 1, 2002 and shall continue thereafter unless otherwise terminated by the parties as provided in this Section 2. Unless terminated earlier for "Cause" (as defined below) by the Company, the Company may terminate this Agreement prior to expiration of the term hereof upon ninety (90) days written notice provided to the Consultant; provided, however, that the compensation to be paid to the Consultant pursuant to Section 4 shall continue to be paid through the end of the year 2003. The Consultant may terminate this Agreement upon thirty (30) days written notice to the Company. Upon and after January 1, 2004, unless terminated earlier for Cause, the Company may terminate this Agreement upon ninety (90) days written notice to the Consultant, and the consultant may terminate this Agreement upon thirty (30) days written notice to the Company. Upon a termination for Cause this Agreement shall terminate immediately.

For purposes of this Agreement, "Cause" shall mean (i) an act by the Consultant of fraud, theft, misappropriation, embezzlement or breach of trust against the Company; (ii) the Consultant willfully or grossly neglected its duties and other obligations hereunder; or (iii) the Consultant been convicted of a felony (by trial or plea.) Without limiting the generality of the foregoing, the following specific instances of conduct shall give rise to the right of the Company to terminate the Consultant for Cause: (A) a material and substantial breach of the confidentially obligations of the Company herein or a confidentially obligation to which the Company or any affiliate is bound; (B) misappropriation of Company's property or the property of affiliate of the Company; and (C) falsification of Company's records.

3. Confidentiality. Consultant hereby agrees that all information of whatsoever character either delivered to Consultant by Company or acquired by Consultant in the course of performing Services for Company shall be maintained in strictest confidence and shall not be disclosed to third parties without the written consent of Company, except to the extent Consultant deems necessary to obtain the advice of attorneys, accountants, investment bankers and/or other consultants in connection with the performance of services hereunder. Consultant further agrees not to make any use of such information unless expressly authorized to do so by Company, and shall take no action which in any way is detrimental to the interests of Company in respect of such information. No license or right of any nature is expressly or impliedly granted to Consultant for the use of any intellectual property owned or utilized by Company.

4. Compensation. The Company shall pay the Consultant upon the execution of this Agreement the sum of twenty-five thousand dollars ($25,000). On January 1,2003 and on the first day of each subsequent calendar quarter during the term of this Agreement (including the quarterly date occurring within any ninety (90) day notice period provided for in Section 2) the Company shall pay the Consultant the sum of twenty-five thousand dollars ($25,000) for services to be rendered during that quarter. Should the Consultant terminate this Agreement as provided for in Section 2, the consultant shall promptly refund a pro-rata portion of that quarter's fee paid to the Consultant.

The Company may also pay the Consultant a bonus in such amount and at such times as the Company, in its sole and absolute discretion, may decide.

In addition to foregoing, the Company agrees to reimburse Consultant upon request for all expenses reasonably incurred by Consultant in performing Services pursuant to this Agreement including, without limitation, travel, lodging, food and third-party professional expenses.

In the event that the Company requires consultation services in addition to those identified in subparagraphs 1a-d above, the Consultant may determine to charge for such additional services, the dollar amount of which shall be set forth in a separate written notice to the Company.

5. Consultant Representations. Consultant hereby represents and warrants as follows:

     a. Good Standing. Consultant is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     b. Authority. Consultant is duly authorized to enter into this Agreement, and to perform its obligations hereunder in accordance with the terms and conditions contained herein.

     c. Conflict. Neither the execution of this Agreement, nor the performance of Services hereunder, will conflict with, constitute a breach of, or cause a default under any agreement, understanding, deed of trust, loan agreement or other contract, statute or ordinance to which Consultant is a party, bound or subject.

     d. Enforceability. When executed by Consultant, this Agreement shall constitute a legally binding obligation of Consultant, enforceable in accordance with the terms and conditions contained herein.

6. Service To Other Companies. The Company acknowledges and agrees that its engagement of Consultant's Services pursuant to this Agreement shall not be an exclusive engagement. The Company further acknowledges and agrees that during the term of this Agreement, Consultant shall have clients in addition to the Company, and that Consultant may be obligated to perform services for such other clients during said term.

7. Assignment. Neither this Agreement nor any interest herein or obligation hereunder may be assigned by either of the parties hereto without the express written consent of the other.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

9. Successors and Assigns. Except as otherwise contained herein, this Agreement shall be binding upon, and will inure to the benefit of, the successors and permitted assigns of the parties hereto.

10. Consultant Liability. Except as otherwise provided by federal or state securities laws, the Consultant, acting in good faith, shall not be liable for any action, omission, recommendation/decision, or loss in connection with this Agreement including, but not limited to, the investment and/or management of Company assets, or the acts and/or omissions of other professionals or third party service providers presented by the Consultant to the Company for its review and consideration, including the Independent Managers, a broker-dealer and/or custodian. The Consultant does not guarantee the future performance of any investment portfolio or any specific level of performance, the success of any recommendation or strategy that Consultant presents to the Company for its review and consideration, or the success of the Independent Managers' management of Company investment assets. The Company understands that investment recommendations and decisions are subject to various market, currency, economic, political and business risks, and that those investment recommendations or decisions will not always be profitable.

11. Disclosure Statement. The Company acknowledges prior receipt of a copy of the Disclosure Statement of the Consultant as same is set forth on Part II of Form ADV.

12. Privacy Notice. The Company acknowledges receipt of the Consultant's Privacy Notice.

13. Notices. Any notices required to be made under the terms of this Agreement shall be made to the parties at the addresses listed above subject to each party's right to change the address for such notification by registered mail or similar service and shall be deemed to be received three (3) days after the posting thereof.

14. Captions. Section captions used in the Agreement are for convenience only, and shall not be utilized in the construction or interpretation of this Agreement.

15. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions between them concerning such matters. This Agreement shall not be subject to change, alteration or amendment other than by an instrument in writing duly executed by the parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


CONSULTANT:                                     COMPANY:

COURY INVESTMENT ADVISORS, INC.                 MYLAN LABORATORIES INC.


By: /s/ Gregg Coury                             By: /s/ E. J. Borkowski
    -----------------------------                   ---------------------------